EXHIBIT 3.5


                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         INTERPLAY ENTERTAINMENT CORP.

         The undersigned, Herve Caen, the Chief Executive Officer of Interplay Entertainment Corp. (the "CORPORATION"), a corporation organized and existing by virtue of the General Corporation Law (the "GCL") of the State of Delaware, does hereby certify pursuant to Section 103 of the GCL as to the following:

         1. The name of the Corporation is Interplay Entertainment Corp. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 27, 1998.

         2. The first full sentence of Article 4 of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read in its entirety as follows:

                                  "ARTICLE 4"

                  The total number of shares of all classes of stock which this Corporation shall have authority to issue is 155,000,000, of which (i) 150,000,000 shares shall be designated "COMMON STOCK" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "PREFERRED STOCK" and shall have a par value of $0.001 per share."


                                       1


         3. The foregoing amendment of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, has been duly adopted by the Corporation's Board of Directors and Stockholders in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation as of the 15th day of January 2004.


                                       /s/ Herve Caen
                                       -----------------------
                                       Herve Caen
                                       Chief Executive Officer